Exhibit 10.2
CONTINUING GUARANTY
Re: CMFT SCF BORROWER, LLC
Credit Agreement, dated as of July 15, 2022
FOR VALUE RECEIVED, the sufficiency of which is hereby acknowledged, and in consideration of credit and/or financial accommodation heretofore or hereafter from time to time made or granted to CMFT SCF BORROWER, LLC, a Delaware limited liability company (the “Borrower”) by the Administrative Agent (as defined below) and the Lenders, as such term is defined in that certain Credit Agreement, dated as of even date herewith, among the Borrower, JPMORGAN CHASE BANK, N.A., in its capacity as the Administrative Agent under the Credit Agreement referenced herein (in such capacity and together with its successors and assigns as permitted under the Credit Agreement, the “Administrative Agent”) and as L/C Issuer, and the Lenders (as the same may be amended, restated, refinanced, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement), each undersigned Guarantor (each a “Guarantor,” and collectively, the “Guarantors”), jointly and severally, hereby guaranties to the Administrative Agent, for the benefit of the Administrative Agent, L/C Issuers, the Lenders and Affiliates of Lenders who are parties to Lender Swap Contracts and Lender Cash Management Agreements with a Loan Party (collectively, the “Beneficiaries”), the Guaranteed Obligations (as hereinafter defined) as follows:
1.Guaranty. Each Guarantor, jointly and severally, hereby absolutely and unconditionally guarantees, as a guaranty of payment and performance and not merely as a guaranty of collection, prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of any and all existing and future indebtedness and liabilities of every kind, nature and character, direct or indirect, absolute or contingent, liquidated or unliquidated, voluntary or involuntary and whether for principal, interest, premiums, fees indemnities, damages, costs, expenses or otherwise, of the Loan Parties to the Beneficiaries arising under the Credit Agreement, the Loan Documents, Lender Swap Agreements, Lender Cash Management Agreements, Sections 2, 10 and 17 of this Continuing Guaranty (this “Guaranty”), any other instruments, agreements or other documents of any kind or nature now or hereafter executed in connection with the Credit Agreement or the other Loan Documents, including, without limitation, this Guaranty (including all renewals, extensions, amendments, refinancings and other modifications thereof and all costs, reasonable attorneys’ fees and expenses incurred by the Administrative Agent in connection with the collection or enforcement thereof) and whether recovery upon such indebtedness and liabilities may be or hereafter become unenforceable or shall be an allowed or disallowed claim under any proceeding or case commenced by or against a Guarantor or the Borrower under any Debtor Relief Laws, and including interest that accrues after the commencement by or against the Borrower of any proceeding under any Debtor Relief Laws (collectively, the “Guaranteed Obligations”); provided that the Guaranteed Obligations (as determined with respect to any applicable Guarantor) shall exclude any Excluded Swap Obligations. The Administrative Agent’s and/or any of the other Beneficiaries’ books and records showing the amount of the Guaranteed Obligations shall be admissible in evidence in any action or proceeding, and shall be presumptively correct for the purpose of establishing the amount of the Guaranteed Obligations. This Guaranty shall not be affected by the regularity or enforceability of the Guaranteed Obligations or any instrument or agreement evidencing any Guaranteed Obligations, or by the existence, validity, enforceability, perfection, non-perfection or extent of any collateral given as security therefor, or by any fact or circumstance relating to the Guaranteed Obligations which might otherwise constitute a defense to the obligations of a Guarantor under this Guaranty (except to the extent the Guaranteed Obligations are Fully Satisfied (as defined below)), and each Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of this Guaranty (except to the extent the Guaranteed Obligations are Fully Satisfied). Anything contained herein to the contrary notwithstanding, the obligations of each Guarantor hereunder at any time shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the Bankruptcy Code (Title 11, United States Code), the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act, or any comparable provisions of any similar foreign, federal or state law.
2.No Setoff or Deductions; Taxes; Payments. Each Guarantor represents and warrants that it is organized and resident in the United States of America. Each Guarantor shall make all payments hereunder without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless such Guarantor is compelled by Law to make such deduction or withholding. If any such obligation (other than one arising with respect to Excluded Taxes) is imposed upon a Guarantor with respect to any amount payable by it hereunder, such Guarantor will pay to the Administrative Agent (for the benefit of the Beneficiaries), on the date on which such amount is due and payable hereunder, such additional amount in U.S. Dollars as shall be necessary to enable the Administrative Agent (on behalf of the Beneficiaries) to receive the same net amount which the Administrative Agent would have received on such due date had no such obligation been imposed upon such Guarantor. Each Guarantor will deliver promptly to the Administrative Agent (for the benefit of the Beneficiaries) certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by such Guarantor hereunder. Notwithstanding anything contained herein to the contrary, a Guarantor shall not be responsible for the payment of any Excluded Taxes.
3.Rights of Beneficiaries. Each Guarantor consents and agrees that the Administrative Agent (for the benefit of the Beneficiaries) and/or the Beneficiaries (as applicable) may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof: (a) amend, extend, renew, compromise, discharge, accelerate or otherwise change the time for payment or the terms of the Guaranteed Obligations or any part thereof, in each case, in accordance with the terms of the Loan Documents; (b) take, hold, exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any security, if any, for the payment of this Guaranty or any of the Guaranteed Obligations; (c) apply such security and direct the order or manner of sale thereof as the Beneficiaries, in their sole discretion (and subject to the terms of the Loan Documents), may determine; and (d) release or substitute one or more of any endorsers or other Guarantors of any of the Guaranteed Obligations. Without limiting the generality of the foregoing, each Guarantor consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of such Guarantor under this Guaranty or which, but for this provision, might operate as a discharge of such Guarantor.
4.Certain Waivers. Each Guarantor waives (a) any defense arising by reason of any disability or other defense of the Borrower or any other Guarantor, or the cessation from any cause whatsoever (including any act or omission of any Beneficiary, except to the extent constituting bad faith, gross negligence or willful misconduct) of the liability of the Borrower; (b) any defense based on any claim that such Guarantor’s obligations exceed or are more burdensome than those of the Borrower; (c) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder; (d) any right to proceed against the Borrower, proceed against or exhaust any security for the Indebtedness, or pursue any other remedy in the Administrative Agent’s or any other Beneficiary’s power whatsoever; (e) any benefit of and any right to participate in any security, if any, now or hereafter held by the Administrative Agent or any other Beneficiary; and (f) to the fullest extent permitted by Law, any and all other defenses or benefits that may be derived from or afforded by applicable Law limiting the liability of or exonerating guarantors or sureties (in each case, except to the extent the Guaranteed Obligations are Fully Satisfied). Each Guarantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Guaranteed Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Guaranteed Obligations; provided, however, the Administrative Agent shall use best efforts to give notice to Guarantors of any Event of Default concurrently with any notice given to Borrower.
5.Obligations Independent. The obligations of the Guarantors hereunder are independent of the Guaranteed Obligations and the obligations of any other guarantor, and a separate action may be brought against a Guarantor to enforce this Guaranty whether or not the Borrower, any other Guarantor or any other person or entity is joined as a party.
6.Subrogation. No Guarantor shall exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights with respect to any payments it makes under this Guaranty until all of the Guaranteed Obligations and any amounts payable under this Guaranty have been Fully Satisfied. If any amounts are paid to a Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Beneficiaries and shall forthwith be paid to the Administrative Agent (for the benefit of the Beneficiaries) to reduce the amount of the Guaranteed Obligations, whether matured or unmatured.
7.Termination; Reinstatement. This Guaranty is a continuing and irrevocable guaranty of all Guaranteed Obligations now or hereafter existing and shall remain in full force and effect until all Guaranteed Obligations and any other amounts payable under this Guaranty are Fully Satisfied. Notwithstanding the foregoing, this Guaranty shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of the Borrower or any Guarantor is made, or any Beneficiary exercises its right of setoff, in respect of the Guaranteed Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Beneficiaries in their discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Laws or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not the Administrative Agent (for the benefit of the Beneficiaries) is in possession of or has released this Guaranty and regardless of any prior revocation, rescission, termination or reduction. The obligations of the Guarantors under this paragraph shall be revived and this Guaranty reinstated in the event that this Guaranty is terminated prior to the occurrence of the events giving rise to a Guarantor’s obligations under this paragraph.
8.Subordination. Each Guarantor hereby subordinates the payment of all obligations and indebtedness of the Borrower owing to such Guarantor, whether now existing or hereafter arising, including but not limited to any obligation of the Borrower to a Guarantor as subrogee of any Beneficiary or resulting from a Guarantor’s performance under this Guaranty, to the Guaranteed Obligations until Fully Satisfied. If the Administrative Agent (for the benefit of the Beneficiaries) so requests, any such obligation or indebtedness of the Borrower to a Guarantor shall be enforced and performance received by such Guarantor as trustee for the Administrative Agent (for the benefit of the Beneficiaries) and the proceeds thereof shall be paid over to the Administrative Agent (for the benefit of the Beneficiaries) on account of the Guaranteed Obligations, but without reducing or affecting in any manner the liability of such Guarantor under this Guaranty.
9.Stay of Acceleration. In the event that acceleration of the time for payment of any of the Guaranteed Obligations is stayed, in connection with any case commenced by or against the Borrower and not a Guarantor under any Debtor Relief Laws, or otherwise, to the extent permitted by Law, all such amounts shall nonetheless be payable by such Guarantor immediately upon demand by the Administrative Agent; provided, however, that Administrative Agent shall comply with any court orders with respect to such payments.
10.Expenses. The Guarantors shall pay within ten (10) days all reasonable and documented out-of-pocket expenses of the Administrative Agent (including the reasonable and documented fees, charges and disbursements of one counsel for the Administrative Agent or any Beneficiary (but not including fees related to internal counsel of such Persons) taken as a whole (unless (x) a conflict exists as determined in the good faith judgment of each affected Beneficiary, in which case(s) the fees, charges and disbursements of reasonably necessary additional counsel for all such affected Beneficiaries shall be covered, or (y) a special counsel is necessary as determined in the good faith judgment of the Administrative Agent, in which case(s) the fees, charges and disbursements of one reasonably necessary special counsel for the Administrative Agent shall be covered) in any way relating to the enforcement or protection of the Administrative Agent’s or the other Beneficiaries’ rights under this Guaranty or in respect of the Guaranteed Obligations, including, without limitation, any reasonable and documented out-of-pocket expenses incurred during any “workout” or restructuring in respect of the Guaranteed Obligations and any reasonable and documented out-of-pocket expenses incurred in the preservation, protection or enforcement of any rights of the Administrative Agent or the other Beneficiaries in any proceeding under or related to any Debtor Relief Laws.
11.Miscellaneous. No provision of this Guaranty may be waived, amended, supplemented or modified, except by a written instrument executed by the Administrative Agent (for the benefit of the Beneficiaries) and the Guarantors. No failure by the Administrative Agent to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy or power hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein provided are cumulative and not exclusive of any remedies provided by law or in equity. The unenforceability or invalidity of any provision of this Guaranty shall not affect the enforceability or validity of any other provision herein. Except as set forth in Section 1 above, or unless otherwise agreed by the Administrative Agent (for the benefit of the Beneficiaries) and the Guarantors in writing, this Guaranty is not intended to supersede or otherwise affect any other guaranty now or hereafter given by the Guarantors for the benefit of any Beneficiary or any term or provision thereof.
12.Condition of Borrower. Each Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from the Borrower and any other Guarantor such information concerning the financial condition, business and operations of the Borrower and any such other Guarantor as such Guarantor requires, and that the Beneficiaries have no duty, and such Guarantor is not relying on any Beneficiary to, at any time, disclose to such Guarantor (or any other Guarantor) any information relating to the business, operations or financial condition of the Borrower or any other Guarantor. Each Guarantor hereby waives (a) any duty on the part of any Beneficiary to disclose such information and (b) any defense relating to the failure to provide the same.
13.Setoff. Upon any default by Guarantor in the payment of its obligations hereunder, the Administrative Agent (for the benefit of the Beneficiaries) may setoff and charge from time to time any amount so due against any or all of any Guarantor’s accounts or deposits with the Administrative Agent.
14.Representations and Warranties. Each Guarantor represents and warrants that (a) it is duly organized or formed, validly existing and, as applicable, in good standing under the laws of the jurisdiction of its incorporation or organization; (b) it has all requisite power and authority and all requisite governmental licenses, authorizations, registrations, filings, consents and approvals under applicable Law and regulations to (i) own or lease its assets and carry on its business except to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect and (ii) execute, deliver, make and perform its obligations under this Guaranty; (c) it is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license except to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect; (d) this Guaranty has been duly executed and delivered and constitutes such Guarantor’s legal, valid and binding obligation enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles, whether enforcement is sought by a proceeding in equity or at law; and (e) the making and performance of this Guaranty does not and will not violate the provisions of any applicable Law, regulation or order, and does not and will not result in the breach of, or constitute a default or require any consent under, any material agreement, instrument, or document to which it is a party or by which it or any of its property may be bound or affected, in a manner which could be reasonably expected to have any material affect on such Guarantor’s ability to execute, deliver and/or perform its obligations under this Guaranty or otherwise result in any Material Adverse Effect.
15.Additional Representations, Warranties and Covenants of Guarantor. Each Guarantor hereby acknowledges, agrees and confirms that, by its execution hereof, such Guarantor will be deemed to be a Loan Party under the Credit Agreement and a “Guarantor” for all purposes of the Credit Agreement. Each Guarantor further agrees to be bound by, all of the terms, provisions and conditions contained herein and in the Credit Agreement to the extent applicable to such Guarantor or the Loan Parties in general, including without limitation (a) all of the representations and warranties of the Loan Parties set forth in the Credit Agreement, (b) all of the affirmative and negative covenants of the Loan Parties set forth in Credit Agreement and (c) all of the guaranty obligations set forth in the Credit Agreement and herein, in each case, as if such representations, warranties, covenants and obligations were set forth in full herein as representations, warranties, covenants and obligations of such Guarantor.
16.New Guarantors. Additional Persons (each such Person being referred to herein as a “New Guarantor”) may, from time to time, become parties hereto (and thereby become a “Guarantor”) pursuant to the terms and conditions set forth in Section 6.12 of the Credit Agreement through the execution of a counterpart signature page hereto. Each such New Guarantor hereby acknowledges, agrees and confirms that, by its execution of such counterpart, such New Guarantor will be deemed to be a Loan Party under the Credit Agreement and a “Guarantor” for all purposes of the Credit Agreement and shall have all of the obligations of a Guarantor hereunder as if it had been an original party to this Guaranty. Further, each such New Guarantor hereby ratifies, as of the date of its execution of a counterpart signature page hereto, and agrees to be bound by, all of the terms, provisions and conditions contained in herein and in the Credit Agreement to the extent applicable to such Guarantor or the Loan Parties in general, including without limitation (a) all of the representations and warranties of the Loan Parties set forth in the Credit Agreement, (b) all of the affirmative and negative covenants set forth in Credit Agreement and (c) all of the guaranty obligations set forth herein. The obligations of each such New Guarantor hereunder and under the Credit Agreement will be joint and several with each other Guarantor hereunder.
17.Indemnification and Survival. Without limitation on any other obligations of a Guarantor or remedies of the Administrative Agent (for the benefit of the Beneficiaries) under this Guaranty, each Guarantor shall, to the fullest extent permitted by law, indemnify, defend and save and hold harmless the Beneficiaries from and against, and shall pay on demand, any and all damages, losses, liabilities and expenses (including attorneys’ fees and expenses and the allocated cost and disbursements of internal legal counsel) that may be suffered or incurred by the Beneficiaries in connection with or as a result of any failure of any Guaranteed Obligations to be the legal, valid and binding obligations of the Borrower (or any Guarantor) enforceable against Borrower (or any Guarantor) in accordance with their terms.
18.GOVERNING LAW; Assignment; Jurisdiction; Notices. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK. This Guaranty shall (a) bind the Guarantors and their successors and assigns, provided that no Guarantor may assign its rights or obligations under this Guaranty without the prior written consent of the Administrative Agent (and any attempted assignment without such consent shall be void) or as otherwise permitted by the Credit Agreement, and (b) inure to the benefit of the Administrative Agent (for the benefit of the Beneficiaries) and its successors and assigns and the Administrative Agent may, without notice to any Guarantor and without affecting any Guarantor’s obligations hereunder, in accordance with the terms of the Credit Agreement, assign, sell or grant participations in the Guaranteed Obligations and this Guaranty, in whole or in part. Each Guarantor hereby irrevocably (i) submits to the non-exclusive jurisdiction of any United States Federal or State court sitting in New York, New York in any action or proceeding arising out of or relating to this Guaranty, and (ii) waives to the fullest extent permitted by Law any defense asserting an inconvenient forum in connection therewith. Service of process by the Administrative Agent in connection with such action or proceeding shall be binding on a Guarantor if sent to such Guarantor by registered or certified mail at its address specified below or such other address as from time to time notified by such Guarantor in accordance with the terms of Section 10.02 of the Credit Agreement. Each Guarantor agrees that the Administrative Agent may disclose to any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations of all or part of the Guaranteed Obligations any and all information in the Administrative Agent’s possession concerning such Guarantor, this Guaranty and any security (if any) for this Guaranty in accordance with the terms of Section 10.06 of the Credit Agreement. All notices and other communications to the Guarantors under this Guaranty shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier to each Guarantor at its address set forth below or at such other address in the United States as may be specified by such Guarantor in a written notice delivered to the Administrative Agent at such office as the Administrative Agent may designate for such purpose from time to time in a written notice to the Guarantors in accordance with the terms of Section 10.02 of the Credit Agreement.
19.Release of Guarantor. Notwithstanding anything contained to the contrary herein, any Subsidiary Guarantor that ceases to be a Subsidiary Guarantor pursuant to the terms of the Credit Agreement shall cease to be a party hereto and shall automatically be released from this Guaranty.
20.WAIVER OF JURY TRIAL; FINAL AGREEMENT. TO THE EXTENT ALLOWED BY APPLICABLE LAW, EACH GUARANTOR AND THE ADMINISTRATIVE AGENT IRREVOCABLY WAIVES TRIAL BY JURY WITH RESPECT TO ANY ACTION, CLAIM, SUIT OR PROCEEDING ON, ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE GUARANTEED OBLIGATIONS. THIS GUARANTY REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
21.Keepwell. Each Loan Party that is a Qualified ECP Guarantor at the time this Guaranty becomes effective with respect to any Swap Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under this Guaranty and the other Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Section 21 voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of each Qualified ECP Guarantor under this Section shall remain in full force and effect until the Guaranteed Obligations have been Fully Satisfied or such Guarantor has been released pursuant to Section 19 or as otherwise permitted by the Credit Agreement. Each Qualified ECP Guarantor intends this Section to constitute, and this Section shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Specified Loan Party for all purposes of the Commodity Exchange Act.
22.Defined Terms.
(a)For the purposes of this Guaranty, the following terms have the meanings specified below:
“Fully Satisfied” means, with respect to the Obligations as of any date, that, as of such date, (a) all principal of and interest accrued to such date which constitute Obligations shall have been irrevocably paid in full in cash, (b) all fees, expenses and other amounts then due and payable which constitute Obligations shall have been irrevocably paid in cash, (c) all outstanding Letters of Credit shall have been (i) terminated, (ii) fully irrevocably Cash Collateralized or (iii) secured by one or more letters of credit on terms and conditions, and with one or more financial institutions, reasonably satisfactory to the Applicable L/C Issuer, and (d) the Commitments shall have expired or been terminated in full (in each case, other than inchoate indemnification liabilities arising under the Loan Documents).
“Qualified ECP Guarantor” shall mean, at any time, each Loan Party with total assets exceeding $10,000,000 or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another person to qualify as an “eligible contract participant” at such time under §1a(18)(A)(v)(II) of the Commodity Exchange Act.
“Specified Loan Party” means any Loan Party that is not an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 21).
(b)Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

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SIGNATURE PAGE(S) FOLLOW]

Executed this 15th day of July, 2022.

GUARANTORS:
CIM REAL ESTATE FINANCE TRUST, INC., a Maryland corporation By: /s/ Laura Eichelsderfer Name: Laura Eichelsderfer Title: Secretary
CIM REAL ESTATE FINANCE OPERATING PARTNERSHIP, LP,
a Delaware limited partnership

    By: CIM Real Estate Finance Trust, Inc.,
            its general partner

             By: /s/ Laura Eichelsderfer
             Name: Laura Eichelsderfer
             Title: Secretary

CMFT SCF HOLDCO LLC,
a Delaware limited partnership

By: /s/ Laura Eichelsderfer
Name: Laura Eichelsderfer
Title: Secretary

CRI REIT IV, LLC,
a Delaware limited liability company
    By: CIM Real Estate Finance Trust, Inc.,
            its general partner

             By: /s/ Laura Eichelsderfer
             Name: Laura Eichelsderfer
             Title: Secretary

[Signatures Continue on the Following Page]

ARCP BP Portage IN, LLC
ARCP CV Danville IN, LLC
ARCP CV Riverton NJ, LLC
ARCP DG Glouster OH, LLC
ARCP DG Parchment MI, LLC
ARCP DG Russell KS, LLC
ARCP ID Ames IA, LLC
ARCP MF Fairview Park OH, LLC
ARCP NB Fort Worth TX, LLC
ARCP SS North Kingstown RI, LLC
ARCP WG Coweta OK, LLC
CIM OFC Scottsdale AZ, LLC
Cole 24 Orlando FL, LLC
Cole AV Portfolio I, LLC
Cole BE Portfolio I, LLC
Cole BP Tallahassee FL, LLC
Cole CS Tallahassee FL, LLC
Cole CV Asheville NC, LLC
Cole CV Austin TX, LLC
Cole CV Charleston SC, LLC
Cole CV Chicago (Central) IL, LLC
Cole CV Corpus Christi TX, LLC
Cole CV Erie PA, LLC
Cole CV Hanover Township NJ, LLC
Cole CV Lincoln NE, LLC
Cole CV Mansfield OH, LLC
Cole CV Middletown NY, LLC
Cole CV Wisconsin Rapids WI, LLC
Cole GS Spring Grove IL, LLC
Cole HE Albuquerque NM, LLC
Cole HE Fort Myers FL, LLC
Cole HE Suwanee GA, LLC
Cole HL Cadillac MI, LLC
Cole HL Sedalia MO, LLC
Cole HL Watertown SD, LLC
Cole HL Willmar MN, LLC
Cole LA Rock Hill SC, LLC
Cole LO Fremont OH, LLC
Cole LO North Dartmouth MA, LLC
Cole LR Lancaster TX, LLC
Cole LR Troy OH, LLC
Cole NB Cedar Hill TX, LLC
Cole OFC Hamilton NJ, LLC
Cole OFC Lexington KY, LLC
Cole OFC Troy MI, LLC
Cole OR Fayetteville NC, LLC
Cole PG Fayetteville AR, LLC
Cole SU Palm Beach Gardens FL, LLC
Cole SU Sebastian FL, LLC
Cole SU Titusville FL, LLC
Cole WG Connelly Springs NC, LLC
Cole WG Reidsville NC, LLC
Cole WM Randallstown MD, LLC
Madison East Store, LLC

VEREIT CL Houston TX, LLC
VEREIT CL San Antonio TX, LLC
VEREIT CL Venice FL, LLC
VEREIT DG Erie IL, LLC
VEREIT DG New Richland MN, LLC
VEREIT DG Pine River MN, LLC
VEREIT DG Starbuck MN, LLC
VEREIT DG Trimble MO, LLC
VEREIT DG Wheaton MN, LLC
VEREIT DG Winthrop MN, LLC
VEREIT ID Windom MN, LLC
VEREIT LA Pawtucket RI, LLC,
each a Delaware limited liability company

By: CIM Real Estate Finance Management, LLC,
       a Delaware limited liability company

        By: /s/ Laura Eichelsderfer
        Name: Laura Eichelsderfer
        Title: Authorized Officer

CIM UO Madera CA, LP,
a Delaware limited partnership

By: CIM GP UO Madera CA, LLC,
        a Delaware limited liability company,
its General Partner

        By: CIM Real Estate Finance Management, LLC, a Delaware limited liability company, its Manager

               By: /s/ Laura Eichelsderfer
               Name: Laura Eichelsderfer
               Title: Secretary

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